Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement of Elbit Systems Ltd. on Form S-8 pertaining to the employees stock option plan of our report dated February 15, 2006, with respect to the financial statements of Tadiran Electronic Systems Ltd. included in Elbit Systems Ltd.'s Annual Report on Form 20-F/A for the year ended December 31, 2005.

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
A member firm of Deloitte Touche Tohmatsu

December 19, 2006